Exhibit 99.1

Rally Software Announces Second Quarter Fiscal 2014 Financial Results

•                  Total revenue increased 45% to a record $19.8 million

•                  Subscription and support revenue increased 36%

•                  GAAP EPS loss was $(0.09) per share; Non-GAAP EPS loss was $(0.04) per share

•                  Total paid seat count increased to more than 192,000, representing a 34% increase from close of Q2 last year

BOULDER, Colo., Sept. 5, 2013 /PRNewswire/ — Rally® (NYSE: RALY), a leading global provider of cloud-based solutions for managing Agile software development, today announced financial results for its second quarter of fiscal 2014 ended July 31, 2013.

For the second quarter, subscription and support revenue increased 36% over the same period one year ago to $14.2 million. Rally reported total revenue of $19.8 million, an increase of 45% over the same period one year ago.

GAAP gross margin for the quarter was 79% as compared to 78% from the same period one year ago. Excluding stock-based compensation and amortization of acquired intangible assets, non-GAAP gross margin for the quarter was 80% as compared to 78% from the same period one year ago.

The company increased net new seats by 7,900 in the quarter, bringing total paid seat count to more than 192,000.

During the quarter, Rally raised $5.9 million in proceeds from its follow-on public offering, net of underwriting discounts and commissions, and cash flow used in operations was $3.3 million. Cash and cash equivalents at July 31, 2013 were $104.7 million. Deferred revenue increased 23% from $29.5 million in the same period one year ago to $36.2 million.

“We are delighted to report record revenues for our second quarter as a public company,” commented Tim Miller, Chairman and CEO of Rally. “As our performance demonstrates, we experienced good momentum across the business and had notable new customer wins in many key industries and geographies. These new customers include a leading global automaker, the financial services unit of a diversified technology and financial services company, a consumer credit reporting agency, a broadcast and satellite service provider, and a large online retailer. Our ability to exceed expectations across key operating metrics during the second quarter highlights Rally’s continued strong competitive win rates, healthy renewals, and continued international growth and expansion into existing accounts, underscoring our confidence that we have built a high-growth, highly defensible business.”

GAAP net loss for the second quarter of fiscal 2014 was $(2.3) million, or $(0.09) per basic and diluted share, based on 24.0 million weighted average shares of common stock outstanding. This compares to a net loss of $(2.3) million, or $(1.09) per basic and diluted share, based on 2.1 million weighted average shares of common stock outstanding in the same period one year ago. The GAAP net loss was unchanged as the increase in operating expenses related to the company’s continued investment to drive future growth of the business was offset by the increase in revenue.

The company reported a non-GAAP net loss of $(1.1) million, or $(0.04) per basic and diluted share, as compared to a non-GAAP net loss of $(2.0) million, or $(0.96) per basic and diluted share, in the prior year’s second quarter, excluding $1.2 million in stock-based compensation and amortization of acquired intangible assets in the second quarter of fiscal 2014, and $0.3 million in stock-based compensation and amortization of acquired intangible assets in the second quarter of fiscal 2013. A reconciliation of GAAP to non-GAAP financial measures can be found in the accompanying financial statements included with this press release.

Business Outlook

As of September 5, 2013, management is providing its financial outlook as follows:

Third Quarter of Fiscal 2014

•                        Total revenue in the range of $18.4 to $18.6 million, or 25% to 27% growth over the prior year’s third quarter.

•                        GAAP net loss per basic and diluted share of approximately $(0.27) to $(0.24), based on 24.4 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(0.22) to $(0.19), based on 24.4 million weighted average shares of common stock outstanding, and excludes $1.5 million in stock-based compensation and amortization of acquired intangible assets.

Fiscal Year 2014

•                        Total revenue in the range of $72.5 to $74.0 million, or 28% to 30% growth over the prior year.

•                        GAAP net loss per basic and diluted share of approximately $(1.21) to $(1.16), based on 19.9 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(0.95) to $(0.90), based on 19.9 million weighted average shares of common stock outstanding, and excludes $5.1 million in stock-based compensation and amortization of acquired intangible assets.

Conference Call Today September 5, 2013

Rally will host a conference call and live webcast to discuss the financial results at 3:00 p.m. Mountain Time, 5:00 p.m. Eastern Time, today, Thursday, September 5, 2013. The conference call can be accessed by dialing 1-877-941-1427, or 1-480-629-9664 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of the Rally corporate website at www.rallydev.com and beginning approximately two hours after the completion of the call is available for replay until the company’s conference call to discuss its financial results for its third quarter of fiscal 2014. An audio replay of the call will also be available to all interested parties beginning at approximately 6:00 p.m. Mountain Time, 8:00 p.m. Eastern Time, on Thursday, September 5, 2013 until 12:59 a.m. Mountain Time, 2:59 a.m. Eastern Time, on Thursday, September 12, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4637604#.

About Rally

Rally Software is a leading global provider of cloud-based solutions for managing Agile software development. The Rally Agile application lifecycle management (ALM) platform transforms the way organizations manage the software development lifecycle by closely aligning software development and strategic business objectives, facilitating collaboration, increasing transparency and automating manual processes. Companies use Rally to accelerate the pace of innovation, improve productivity and more effectively adapt to rapidly changing customer needs and competitive dynamics.

Rally and the Rally logo are the property of Rally. Trade names, trademarks and service marks of other companies are the property of their respective holders.

Non-GAAP Financial Measures

To supplement Rally’s condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the company has provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for gross profit and gross margin, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Rally’s non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. Management believes the presentation of operating results excluding stock-based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of Rally’s core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding Rally’s future financial performance, market growth, the demand for Rally’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Rally’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Rally’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Rally disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Rally’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in such forward-looking statements include, but are not limited to, the growth of demand for Agile software development, Rally’s ability to expand its relationships with existing customers, Rally’s ability to attract and retain customers, the mix of perpetual license and subscription revenue, competitive factors, including but not limited to pricing pressures, industry consolidation, and entry of new competitors and new products, Rally’s ability to manage growth effectively, Rally’s ability to maintain, protect and enhance its brand and intellectual property, general economic and financial conditions, and other risks and uncertainties. Further information on risk factors that could cause actual results to differ materially from forecasted results is included in Rally’s reports filed with the SEC, including its prospectus dated July 24, 2013 and filed with the SEC on July 25, 2013 and our Form 10-Q that will be filed for the second quarter ended July 31, 2013.

Investor Relations contact:

The Blueshirt Group

Erica Abrams

415-217-5864

Erica@blueshirtgroup.com

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	July 31,	January 31,
	2013	2013
ASSETS

Current assets:
Cash and cash equivalents	$104,653	$17,609
Accounts receivable, net	11,068	16,318
Other receivables	64	288
Prepaid expenses and other current assets	3,087	1,912
Total current assets	118,872	36,127

Property and equipment, net	7,445	4,156
Goodwill	2,282	—
Other assets	549	1,572

Total assets	$129,148	$41,855

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$3,150	$1,945
Accrued liabilities	2,478	3,062
Deferred revenue	31,900	32,984
Other current liabilities	1,553	727
Total current liabilities	39,081	38,718

Deferred revenue, net of current portion	4,266	5,206
Deferred rent expense, net of current portion	916	939
Warrants for redeemable convertible preferred stock, at estimated fair value	—	1,604

Total liabilities	44,263	46,467

Redeemable convertible preferred stock	—	68,410

Stockholders’ equity (deficit):
Common stock	3	1
Additional paid-in capital	168,504	2,503
Accumulated deficit	(83,597)	(75,529)
Accumulated other comprehensive loss	(25)	3
Total stockholders’ equity (deficit)	84,885	(73,022)

Total liabilities and stockholders equity (deficit)	$129,148	$41,855

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenue:
Subscription and support	$14,220	$10,457	$27,593	$19,987
Perpetual license	2,735	1,407	3,364	3,018
Total product revenue	16,955	11,864	30,957	23,005

Professional services	2,840	1,763	4,888	3,600

Total revenue	19,795	13,627	35,845	26,605

Cost of revenue (1) (2):
Product	1,800	1,226	3,485	2,379
Professional services	2,336	1,830	4,209	3,416
Total cost of revenue	4,136	3,056	7,694	5,795

Gross profit	15,659	10,571	28,151	20,810

Operating expenses (1):
Sales and marketing	9,085	6,537	17,919	13,543
Research and development	5,051	3,505	10,131	6,545
General and administrative	3,782	2,567	7,636	4,853
Sublease termination income	—	—	—	(839)
Total operating expenses	17,918	12,609	35,686	24,102

Loss from operations	(2,259)	(2,038)	(7,535)	(3,292)

Other income (expense):
Interest and other income	36	30	49	31
Interest expense	(2)	(237)	(464)	(676)
Loss on foreign currency transactions and other gain (loss)	(4)	(15)	(24)	(44)

Loss before provision for income taxes	(2,229)	(2,260)	(7,974)	(3,981)
Provision for income taxes	49	—	94	—
Net loss	$(2,278)	$(2,260)	$(8,068)	$(3,981)

Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(1.09)	$(0.53)	$(1.96)

Weighted average common shares outstanding, basic and diluted	24,014	2,068	15,109	2,029

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Cost of product revenue	$39	$4	$105	$7
Cost of professional services revenue	46	6	65	10
Sales and marketing	302	52	407	89
Research and development	402	38	626	65
General and administrative	261	145	431	263

	$1,050	$245	$1,634	$434

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$131	$25	$279	$50

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Cash flow from operating activities:
Net loss	$(2,278)	$(2,260)	$(8,068)	$(3,981)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	664	411	1,302	852
Noncash stock-based compensation expense	1,050	245	1,634	434
Noncash interest expense	—	237	462	674
Noncash sublease termination income	—	—	—	(839)
Changes in operating assets and liabilities:
Accounts receivable	675	(913)	5,250	(857)
Other receivables	(24)	(77)	227	(116)
Prepaid and other current assets	113	(30)	(1,151)	(560)
Other assets	(164)	(27)	(225)	(58)
Accounts payable and accrued expenses	(480)	270	(110)	148
Deferred revenue	(3,818)	1,743	(2,024)	4,349
Other current liabilities	1,019	445	826	481
Deferred rent expense, net of current portion and other long-term liabilities	(13)	18	(22)	840

Net cash provided by (used) in operating activities	(3,256)	62	(1,899)	1,367

Cash flow from investing activities:
Purchase of property and equipment	(537)	(453)	(2,679)	(704)
Proceeds from sale of property and equipment	—	—	—	5
Purchase of Agile Advantage, Inc. assets	—	(420)	—	(420)
Purchase of Flowdock Oy, net of cash received	—	—	(2,857)	—

Net cash (used) in investing activities	(537)	(873)	(5,536)	(1,119)

Cash flow from financing activities:
Proceeds from exercise of common stock options	148	72	409	93
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	89,838	—
Proceeds from follow-on public offering, net of underwriting discounts and commissions	5,884	—	5,884	—
Offering costs	(1,233)	(62)	(1,652)	(62)
Payments on capital lease liabilities	—	(10)	—	(21)

Net cash provided by financing activities	4,799	—	94,479	10

Net increase in cash and cash equivalents during period	1,006	(811)	87,044	258

Cash and cash equivalents at beginning of period	103,647	20,521	17,609	19,452
Cash and cash equivalents at end of period	$104,653	$19,710	$104,653	$19,710

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	July 31, 2013			July 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$14,220	$—	$14,220	$10,457	$—	$10,457
Perpetual license	2,735	—	2,735	1,407	—	1,407
Total product revenue	16,955	—	16,955	11,864	—	11,864

Professional services	2,840	—	2,840	1,763	—	1,763

Total revenue	19,795	—	19,795	13,627	—	13,627

Cost of revenue (1)(2):
Product	1,800	(170)	1,630	1,226	(29)	1,197
Professional services	2,336	(46)	2,290	1,830	(6)	1,824
Total cost of revenue	4,136	(216)	3,920	3,056	(35)	3,021

Gross profit	15,659	216	15,875	10,571	35	10,606

Operating expenses (1):
Sales and marketing	9,085	(302)	8,783	6,537	(52)	6,485
Research and development	5,051	(402)	4,649	3,505	(38)	3,467
General and administrative	3,782	(261)	3,521	2,567	(145)	2,422
Sublease termination income	—	—	—	—	—	—
Total operating expenses	17,918	(965)	16,953	12,609	(235)	12,374

Loss from operations	(2,259)	1,181	(1,078)	(2,038)	270	(1,768)

Other income (expense):
Interest and other income	36	—	36	30	—	30
Interest expense	(2)	—	(2)	(237)	—	(237)
Loss on foreign currency transactions and other gain (loss)	(4)	—	(4)	(15)	—	(15)

Loss before provision for income taxes	(2,229)	1,181	(1,048)	(2,260)	270	(1,990)
Provision for income taxes	49	—	49	—	—	—
Net loss	$(2,278)	$1,181	$(1,097)	$(2,260)	$270	$(1,990)

Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$0.05	$(0.04)	$(1.09)	$0.13	$(0.96)

Weighted average common shares outstanding, basic and diluted	24,014		24,014	2,068		2,068

(1) Adjustments include  stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Six Months Ended
	July 31, 2013			July 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$27,593	$—	$27,593	$19,987	$—	$19,987
Perpetual license	3,364	—	3,364	3,018	—	3,018
Total product revenue	30,957	—	30,957	23,005	—	23,005

Professional services	4,888	—	4,888	3,600	—	3,600

Total revenue	35,845	—	35,845	26,605	—	26,605

Cost of revenue (1)(2):
Product	3,485	(384)	3,101	2,379	(57)	2,322
Professional services	4,209	(65)	4,144	3,416	(10)	3,406
Total cost of revenue	7,694	(449)	7,245	5,795	(67)	5,728

Gross profit	28,151	449	28,600	20,810	67	20,877

Operating expenses (1):
Sales and marketing	17,919	(407)	17,512	13,543	(89)	13,454
Research and development	10,131	(626)	9,505	6,545	(65)	6,480
General and administrative	7,636	(431)	7,205	4,853	(263)	4,590
Sublease termination income	—	—		(839)	—	(839)
Total operating expenses	35,686	(1,464)	34,222	24,102	(417)	23,685

Loss from operations	(7,535)	1,913	(5,622)	(3,292)	484	(2,808)

Other income (expense):
Interest and other income	49	—	49	31	—	31
Interest expense	(464)	—	(464)	(676)	—	(676)
Loss on foreign currency transactions and other gain (loss)	(24)	—	(24)	(44)	—	(44)

Loss before provision for income taxes	(7,974)	1,913	(6,061)	(3,981)	484	(3,497)
Provision for income taxes	94	—	94	—	—	—
Net loss	$(8,068)	$1,913	$(6,155)	$(3,981)	$484	$(3,497)

Net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$0.13	$(0.40)	$(1.96)	$0.24	$(1.72)

Weighted average common shares outstanding, basic and diluted	15,109		15,109	2,029		2,029

(1) Adjustments include  stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets

Rally Software Development Corp.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of September 5, 2013. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included in the company’s public reports filed with the SEC, including the company’s prospectus dated July 24, 2013, the company’s Form 10-Q for the quarter ended April 30, 2013 filed on June 13, 2013 and the company’s Form 10-Q for the quarter ended July 31, 2013 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Three Months Ended October 31, 2013	Fiscal Year Ended January 31, 2014

Non-GAAP basic and diluted net loss per share	$(0.22) - $(0.19)	$(0.95) - $(0.90)

Stock-based compensation expense	$(0.05)	$(0.23)

Amortization of acquired intangible assets	—	$(0.03)

GAAP basic and diluted net loss per share	$(0.27) - $(0.24)	$(1.21) - $(1.16)